UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 29, 2005

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Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	0-29058	82-0487965
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

570 S. Clearwater Loop, Building 1000, Suite D, Post Falls, ID 83854

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 208-457-9409

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Effective November 29, 2005, Lifestream and GenExel-Sein, Inc., entered into a Manufacturing Services Agreement whereby GenExel will incorporate Lifestream’s cholesterol technology and GenExel’s blood pressure technology into a single product that Lifestream intends to market as the “Lifestream Three in One Blood Pressure Monitor.”  Under the agreement, Lifestream (a) granted GenExel a non-exclusive license to use Lifestream’s intellectual property to design and manufacture the Monitor (b) has the right to purchase the Monitor from GenExel at specified prices during the term of the agreement, and (c) is entitled to import, market and sell the Monitor on a non-exclusive basis. The agreement is for an initial term of one year and is renewable yearly unless otherwise terminated by either party.

Item 9.01.

Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

None.

(b)

Pro Forma Financial Information.

None.

(c)

Exhibits.

99.1

Press Release dated December 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifestream Technologies, Inc.

/s/ CHRISTOPHER MAUS
Christopher Maus Chairman, President and CEO

Date:  December 5, 2005

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